BlackRock MuniAssets Fund, Inc.

FILE #811-07642

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
01/24/2007	TOBACCO SETTLEMENT	3,622,208,082	3,000,000

Bear, Stearns & Co. Inc.; Citigroup; JPMorgan; Merrill Lynch & Co.; UBS Investment Bank; A.G. Edwards & Sons, Inc.; Alta Capital Group, LLC; Apex Pryor Securities; Banc of America Securities LLC; BB&T Capital Markets; Butler Wick & Co., Inc.; Cabrera Capital Markets, Inc.; Commerce Capital Markets, Inc.; Ferris Baker Watts, Incorporated; First Albany Capital Inc.; George K. Baum & Company; The GMS Group, LLC; Goldman, Sachs & Co.; Grigsby & Associates, Inc.; J.P. McGowan & Company, Inc.; Jackson Securities, LLC; Janney Montgomery Scott LLC; KeyBanc Capital Markets; LaSalle Financial Services, Inc.; Loop Capital Market, LLC; Morgan Keegan & Company, Inc.; Morgan Stanley; NW Capital Markets Inc.; Piper Jaffray & Co.; Popular Securities, Inc.; Powell Capital Markets, Inc.; Prager, Sealy & Co., LLC; Ramirez & Co., Inc.; Raymond James & Associates, Inc.; RBC Capital Markets; Roosevelt & Cross Incorporated; Siebert Brandford Shank & Co., L.L.C.; Southwest Securities; Sterne Agee & Leach, Inc.; Sturdivant & Co.; Wachovia Bank, NA

BlackRock MuniAssets Fund, Inc.

FILE #811-07642

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
02/16/2007	PUERTO RICO COMWLTH	2,184,860,553	1,185,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

03/08/07	GOLDEN ST TOB SECURITIZATION CORP	4,446,826,391	1,030,000

Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Citigroup; First Albany Capital Inc.; M.R. Beal & Company; A.G. Edwards; Banc of America Securities LLC; E.J. De La Rosa & Co., Inc.; Fidelity Capital Markets Services; Great Pacific Securities, Inc.; Jackson Securities; JPMorgan; Lehman Brothers; Loop Capital Markets, LLC; Merrill Lynch & Company; Morgan Keegan and Co., Inc.; Morgan Stanley; Prager, Sealy & Company, LLC; Ramirez & Co., Inc.; RBC Capital Markets; Siebert Brandford Shank & Co., LLC; Southwest Securities; Stone & Youngberg, LLC; UBS Investment Bank